                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Applica Corporation

     We consent to the use of our report on the financial statements of Applica Corporation as of December 31, 1998 and from September 24, 1998 (inception) through December 31, 1998 dated June 30, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                         /s/ KPMG LLP


Boston, Massachusetts
July 30, 1999